                                                                    EXHIBIT 10.1



                           MEDICAL SERVICES AGREEMENT

                                     BETWEEN

             COMMONWEALTH OF PENNSYLVANIA, DEPARTMENT OF CORRECTIONS

                                       AND

                          PRISON HEALTH SERVICES, INC.

                                    TABLE OF CONTENTS

INTRODUCTION.............................................................................................4

WITNESSING PART..........................................................................................4

ARTICLE 1   COMMENCEMENT DATE, TERM, AND TERMINATION.....................................................4

ARTICLE 2   SERVICES.....................................................................................5

ARTICLE 3   COMPENSATION, BILLING, AND COST ADJUSTMENTS..................................................6

ARTICLE 4   NON-APPROPRIATION OF FUNDS AND TERMINATION...................................................8

ARTICLE 5   PROVIDER PERSONNEL...........................................................................8

ARTICLE 6   EVENTS OF DEFAULT...........................................................................10

ARTICLE 7   NOTICE OF DEFAULT, CURE, AND TERMINATION UPON DEFAULT.......................................10

ARTICLE 8   RISK OF LOSS AND INDEMNIFICATION............................................................11

ARTICLE 9   FORCE MAJEURE...............................................................................13

ARTICLE 10  INDEPENDENT CAPACITY OF THE PARTIES.........................................................14

ARTICLE 11  REPRESENTATIONS AND WARRANTIES..............................................................14

ARTICLE 12  FURTHER DOCUMENTS AND ASSURANCES............................................................15

ARTICLE 13  NOTICE AND CHANGES OF ADDRESS...............................................................15

ARTICLE 14  ASSIGNMENT, DELEGATION, AND SUCCESSION......................................................16

ARTICLE 15  COMPLIANCE WITH LAW AND STANDARD PRACTICES..................................................17

ARTICLE 16  NONDISCRIMINATION/SEXUAL HARASSMENT CLAUSE..................................................17

ARTICLE 17  CONTRACTOR INTEGRITY PROVISIONS.............................................................18

ARTICLE 18  CONTRACTOR RESPONSIBILITY PROVISIONS........................................................20

ARTICLE 19  AMERICANS WITH DISABILITIES ACT.............................................................22

ARTICLE 20  HAZARDOUS SUBSTANCES........................................................................22

ARTICLE 21  ENVIRONMENTAL PROVISIONS....................................................................24

ARTICLE 22  APPLICABLE LAW..............................................................................24

ARTICLE  23 SEVERABILITY...............................................................................24


ARTICLE 24   NO WAIVER..................................................................................25

ARTICLE 25  THIRD PARTY RIGHTS..........................................................................25

ARTICLE 26  TITLES AND CAPTIONS.........................................................................25

ARTICLE 27  APPENDICES, ATTACHMENTS, EXHIBITS, & SCHEDULES..............................................25

ARTICLE 28  ORDER OF PRECEDENCE AND INTERPRETATION......................................................26

ARTICLE 29  AUDIT PROVISIONS............................................................................26

ARTICLE 30  COMPLETE AGREEMENT AND MODIFICATION.........................................................26

ARTICLE 31  SERB COMMITMENTS............................................................................27

SIGNATURE PAGE..........................................................................................29

ATTACHMENTS

ONE:    REQUEST FOR PROPOSAL

TWO:    PROPOSAL

THREE:  COST PROPOSAL

FOUR:   SUPPLEMENTAL PROVISIONS

                           MEDICAL SERVICES AGREEMENT

         This Medical Services Agreement ("AGREEMENT") is made and entered into this first day of September, 2003 at Camp Hill in the County of Cumberland, Pennsylvania, by and between Prison Health Services, Inc. ("PROVIDER"), a Delaware corporation, duly operating under the laws of the Commonwealth of Pennsylvania, with its principal offices at 105 Westpark, Dr. Suite 200, Brentwood, TN 37027 and the Commonwealth of Pennsylvania, Department of Corrections, 2520 Lisburn Road, P.O. Box 598, Camp Hill, PA 17001-0598 ("DEPARTMENT").

                                   WITNESSETH:

         WHEREAS, DEPARTMENT operates twenty-seven correctional facilities at Albion, Cambridge Springs, Camp Hill, Chester, Coal Township, Cresson, Dallas, Fayette, Frackville, Graterford, Greene, Greensburg, Houtzdale, Huntingdon, Laurel Highlands, Mahanoy, Mercer, Muncy, Pine Grove, Pittsburgh, Quehanna, Retreat, Rockview, Smithfield, Somerset, Waymart, and Waynesburg, ("FACILITIES"); and

         WHEREAS, the DEPARTMENT may wish to add, and PROVIDER is willing to provide services at other institutions; and

         WHEREAS, DEPARTMENT has determined that it is in the best interest of the Commonwealth of Pennsylvania to procure medical services to the FACILITIES through a contract provider; and

         WHEREAS, PROVIDER is willing to provide medical services to DEPARTMENT and FACILITIES under the terms and conditions of this AGREEMENT;

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                    COMMENCEMENT DATE, TERM, AND TERMINATION

         1.1. The commencement date of this AGREEMENT shall be September 1, 2003, provided that this AGREEMENT is fully executed and approved by necessary Commonwealth of Pennsylvania officials and a notice to proceed is provided. The term of this AGREEMENT shall begin on the commencement date and run continuously from such day until and including August 31, 2008 unless earlier terminated as provided for by this AGREEMENT.


         1.2. DEPARTMENT may terminate this AGREEMENT for convenience and without cause upon six (6) months advance written notice. PROVIDER may terminate this AGREEMENT for convenience and without cause anytime after the first eighteen (18) months from the commencement of this agreement upon nine (9) months advance written notice, provided however, that PROVIDER may state in the termination notice that it wants the termination to take place in six (6) months rather than nine (9). If the PROVIDER seeks a six (6) month termination time, DEPARTMENT shall use reasonable efforts to replace these contractual services in accordance with its procurement rules and processes as close to six (6) months as possible, but in no case shall this procurement process cause this termination to be any longer than nine (9) months. Any such termination shall be effected by delivery to the other party of a written notice of termination. In the event that the DEPARTMENT exercises the option to terminate pursuant to this section, the parties agree that, in no event, and under no circumstances, will the PROVIDER be paid for or make claim for loss of anticipated profit or revenue. DEPARTMENT may elect to discontinue having the PROVIDER deliver general health care and specialized medical services to inmates incarcerated at one or more FACILITIES or discontinue having the PROVIDER deliver a specific general health care or specialized medical service to one or more FACILITIES upon six months advance written notice. The costs of these services would be withdrawn from the contract. and the PROVIDER's compensation would be similarly reduced, as mutually agreed in writing.

         1.3. Other provisions under which this AGREEMENT may be terminated are set forth under Articles 4, 6, 7 and 14.

                                    ARTICLE 2
                                    SERVICES

         2.1. The PROVIDER shall deliver general health care and specialized medical services to inmates incarcerated at the FACILITIES.

         2.2. Except to the extent modified herein, services shall be as described in the:

                  1. Request for Proposal ("R.F.P.") issued by the DEPARTMENT on February 27, 2003 and amended on March 13, 2003, March 25, 2003, April 3, 2003, April 10,
                           2003 and April 15, 2003 and appended hereto as Attachment One and incorporated by reference and made a part hereof; and

                  2. Proposal submitted by the PROVIDER, dated May 1, 2003, and amended on June 10, 2003 and appended hereto as Attachment Two, and incorporated by reference and made a part hereof; and


                  3.       Cost Proposal submitted by the PROVIDER, dated July
                           25, 2003,
                           which is appended hereto as Attachment Three, and which is incorporated by reference and made a part hereof; and

                  4. Supplemental Provisions, which is appended hereto as Attachment Four, and incorporated by reference and made a part hereof.

         2.3. The PROVIDER is responsible for all general health care and specialized medical services provided for in this AGREEMENT, whether or not it provides such services directly or through the use of independent contractors or subcontractors.

                  1. The PROVIDER shall be the sole point of contact with the DEPARTMENT in regard to all contractual matters arising under this AGREEMENT.

         2.4. As set forth in the RFP and upon the request of the DEPARTMENT, the PROVIDER shall serve as a consultant to the DEPARTMENT in the development or review of the DEPARTMENT's policies that affect the delivery of general health care and specialized medical care.

         2.5. The PROVIDER shall submit a performance guarantee to the DEPARTMENT in the amount of $5,000,000 within ten working days following PROVIDER's execution of this document.

                                    ARTICLE 3
                   COMPENSATION, BILLING, AND COST ADJUSTMENTS

         3.1. The DEPARTMENT shall compensate the PROVIDER in accordance with the provisions of Attachment Three and Attachment Four.

         3.2. This AGREEMENT does not entitle PROVIDER to compensation for services or service hours not actually provided to or used by DEPARTMENT.

         3.3.     The DEPARTMENT cannot make any advance payments for service.

         3.4. The PROVIDER shall submit all invoices for service to the DEPARTMENT at the following address: Department of Corrections, P.O. Box 598, Camp Hill, PA 17001-0598,
                  Attention: Accounts Payable.

         3.5. Except as expressly provided for in Section 3.6 below, in the event that any statute, governmental rule or regulation, court order or DEPARTMENT policy is enacted, promulgated, issued or adopted after the commencement date of this AGREEMENT which expressly mandates the delivery of services not required under this AGREEMENT or expressly directs the increase in frequency or amount of services beyond that required to be rendered under this AGREEMENT, the PROVIDER and the DEPARTMENT shall enter into negotiations upon the receipt by the Director of the Bureau of Health Care Services of the PROVIDER's written request for contract amendment, which request shall specify the reason(s) for the request and which shall also set forth, in detail, the impact of the statute, governmental rule or regulation, court order, or DEPARTMENT policy on the PROVIDER's performance in terms of services and costs. Upon reaching agreement on the amount of compensation to be paid for the increase in service, the parties shall execute a written amendment to this AGREEMENT, which amendment shall be effective upon its full and final execution.

                  3.6. In the event that the DEPARTMENT requires that the PROVIDER immediately provide specific services in order to preserve the health, safety and well-being of the DEPARTMENT's employees or the inmates, or the property of the Commonwealth, the DEPARTMENT's Director of the Bureau of Health Care services shall review and approve the provision of additional compensation for emergency services by the PROVIDER prior to the performance of services.

                  3.7. Where natural disaster, other emergency, or administrative efficiency results in the closure or a significant reduction in use of one or more of the FACILITIES, the DEPARTMENT may conduct a special audit to determine the need for services under this AGREEMENT. PROVIDER agrees to reallocate or reduce services or service hours in accordance with the findings of the DEPARTMENT's audit. Compensation due PROVIDER shall be adjusted commensurate with reduction or reallocation in services. Reallocations that do not increase or decrease overall services shall occur without additional compensation due to PROVIDER.

                  3.8. The DEPARTMENT may transfer inmates between the FACILITIES and to and from other prison and pre-release facilities operated and used by the DEPARTMENT throughout the Commonwealth of Pennsylvania and receive inmates from other states and the United States pursuant to the laws and compacts governing the trans-jurisdictional custody of foreign prisoners. The transfer of prisoners, regardless of their medical condition or the extent of medical care they previously received, to any of the FACILITIES does not entitle the PROVIDER to increased compensation under any provision of this AGREEMENT.

                                    ARTICLE 4
                   NON-APPROPRIATION OF FUNDS AND TERMINATION

                  4.1. Any payment obligation or portion thereof incurred by the DEPARTMENT as a result of this AGREEMENT is conditioned upon the appropriation and availability of funds which are appropriated or allocated for the payment of any obligation, or portion thereof. The DEPARTMENT agrees to take all reasonable steps to secure such appropriations. In the event that the DEPARTMENT fails to make payments due under this AGREEMENT for reason of lack of adequate appropriations from the General Assembly to operate one or more of the FACILITIES, the obligation to make future payments shall cease except for those payments for which funds were appropriated but not paid. Said payments constitute current expenses of the DEPARTMENT and the DEPARTMENT's obligations under this AGREEMENT are from year to year only and do not constitute a mandatory payment obligation of the DEPARTMENT in any ensuing Fiscal Year beyond the current Fiscal Year. No provision of this AGREEMENT shall be construed or interpreted as creating a general obligation or other indebtedness of the Commonwealth within the meaning of any constitutional or statutory debt limitation. In the event that sufficient funds are not appropriated or allocated, either the PROVIDER or the DEPARTMENT may terminate this AGREEMENT. No penalty shall accrue to the DEPARTMENT in the event that either party exercises this option to terminate and PROVIDER shall make no claim for lost profit or revenue.

                                    ARTICLE 5
                               PROVIDER PERSONNEL

                  5.1. The PROVIDER may engage medical professionals, either individuals or business entities that are licensed to conduct business in the Commonwealth, as independent contractors or as subcontractors, to assist the PROVIDER in rendering services.

                  5.2. The DEPARTMENT reserves the right to approve or disapprove each individual or business entity whether it be an independent contractor or subcontractor that the PROVIDER seeks to use. PROVIDER shall not engage, employ or retain any independent contractor or subcontractor rejected, banned, suspended or debarred by the DEPARTMENT or the Commonwealth of Pennsylvania.

                  5.3. The PROVIDER shall not employ, nor engage any agent, affiliate, independent contractor or subcontractor or any person to perform services within the FACILITIES without prior clearance by the DEPARTMENT. No less than two (2) weeks prior to the anticipated starting date of employment or engagement, the PROVIDER shall submit to the FACILITY Health Care Administrator a written request for security clearance which shall include the full name, address, date of birth, social security number, driver's license number and state of license of each prospective employee or other person engaged to perform services. Additionally, the request shall include a notarized statement from the prospective employee or other person attesting to whether he or she was ever arrested for, or convicted of a felony, misdemeanor or summary charge, exclusive of traffic and juvenile violations. Such statement shall include details of the circumstances surrounding any arrest(s) or conviction(s).

                           1. In the event of an emergency which creates an immediate need for alternative or additional staffing, the DEPARTMENT may waive the procedures specified in Section
                                    5.3. Further, in such event, as soon as
                                    practicable after the onset of the
                                    emergency, the PROVIDER may submit a written or oral request for expedited clearance to the Corrections Health Care Administrator, supplying the full name, address, date of birth, and social security number of the prospective employee or other person. The notarized statement and driver's license information described in Section 5.3 above shall be submitted as soon as possible.

                           2. The PROVIDER shall establish a procedure whereby its employees or other persons engaged to provide services are required to immediately notify the PROVIDER when those employees or other persons are arrested and/or convicted of a felony, misdemeanor or summary offense, exclusive of traffic violations. The PROVIDER shall immediately notify the Corrections Health Care Administrator at the affected FACILITY(IES).

                  5.4. The DEPARTMENT reserves the right to make entries and notations in the Commonwealth's Contractor Responsibility File and to suspend or debar pursuant to the Commonwealth Contractor Integrity policies set forth in Article Seventeen.

                  5.5. The DEPARTMENT, by and through its Superintendents, or their designees, reserves the right to immediately ban, either temporarily or permanently, any of the PROVIDER's employees, agents, affiliates or independent contractors and subcontractors from the FACILITIES for reason of security or the good operational order of the FACILITIES. In the event an employee is denied entry, PROVIDER shall request that the PROVIDER be given a reasonable time to replace said employee without incurring any penalty or assessment resulting from DEPARTMENT's right to refuse entry or otherwise prohibit vendor employees from working at the facility. During this time, PROVIDER may use temporary staffing as appropriate. DEPARTMENT shall only withhold approval for severe security violations after a review by the DEPARTMENT's Bureau of Health Care Services.

                  5.6. The PROVIDER shall ensure that its employees, agents, affiliates, independent contractors and subcontractors who have direct inmate contact must abide by DEPARTMENT's policy on tuberculosis as it relates to testing of employes.

                  5.7. The DEPARTMENT reserves the right to require PROVIDER's employees, agents, affiliates, independent contractors or subcontractors who enter the FACILITIES more than three times per week to undergo an orientation program. Employee, agent, affiliate, independent contractor and subcontractor costs associated with the orientation are the responsibility of the PROVIDER.

                  5.8. PROVIDER shall notify the Director of the Bureau of Health Care Services or designee whenever an agent, affiliate, independent contractor or subcontractor or any person performing services under this Agreement is asked to testify or provide an opinion or evidence in any litigation involving the Department, its staff or any inmate.

                                    ARTICLE 6
                                EVENTS OF DEFAULT

                  6.1. The DEPARTMENT may (subject to the cure provisions addressed below), in accordance with the provisions of this Section 6.1 and Section 7.2, and in addition to its rights under the TERMINATION and NON-APPROPRIATION articles of this AGREEMENT, by written Notice of Default to the PROVIDER, terminate the whole or any part of this AGREEMENT, in any one of the following circumstances:

                           1. If the PROVIDER fails to provide general health care and/or specialized medical services as set forth in this AGREEMENT;

                           2. If the PROVIDER fails to comply with federal, state, departmental or institutional laws, regulations or policies; or

                           3. If the PROVIDER fails to perform any of the obligations imposed by this AGREEMENT;

                  provided, however, that within thirty (30) days after receipt of notice from the DEPARTMENT specifying the event of default, or within such longer period as the DEPARTMENT may authorize in writing, the PROVIDER shall either cure the event of default or, if the event of default cannot be cured within 30 days, commence a cure and complete such curative action within a reasonable time thereafter; provided further, however, that the DEPARTMENT may terminate this AGREEMENT without providing a cure period or a cure period of less than 30 days if the PROVIDER's actions: (a) are part of a pattern of PROVIDER non compliance with a material obligation, (b) demonstrate PROVIDER's failure to make reasonable effort to cure after prior notice, or (c) significantly threaten the health, safety or welfare of those within the facility.

                                    ARTICLE 7
              NOTICE OF DEFAULT, CURE, AND TERMINATION UPON DEFAULT

         7.1. Written Notice of Default shall be sent via first class registered mail in accordance with Article 13. Notice sent by first class mail shall be received upon actual delivery. Notice also may be provided by hand delivery or overnight mail in which case notice shall be deemed to have been given upon actual receipt.


         7.2. In the event the DEPARTMENT terminates this AGREEMENT in whole or in part pursuant to Article 6, the DEPARTMENT may procure, upon such terms and in such manner as the DEPARTMENT deems appropriate, substitute or repeat services to those so terminated.

                  1. The PROVIDER shall compensate the DEPARTMENT for the difference in cost between the substitute services and the cost of those services that would have been provided under this AGREEMENT but for PROVIDER's default.

                  2. The PROVIDER shall compensate the DEPARTMENT for the total cost of repeat services caused to be procured for reason of PROVIDER's default. PROVIDER's liability under this Subsection 7.3.2 is limited to the services actually repeated.

         7.3. In the event the DEPARTMENT terminates this AGREEMENT in part, as provided in Article 6, the PROVIDER shall continue to perform under this AGREEMENT to the extent not terminated, subject to mutually agreeable compensation terms.

         7.4. The rights and remedies of the DEPARTMENT provided in Articles 6 and 7 shall not be exclusive and are in addition to any other rights and remedies provided by law.

         7.5. In the event that it is later found that a determination of default as a basis for termination was incorrect, then the provision for termination without cause under Section 1.2 shall take effect immediately and relate back to the issuance of the notice of default or notice of termination and PROVIDER may seek redress for its damages arising from the incorrect termination through the Pennsylvania Board of Claims.

                                    ARTICLE 8
                        RISK OF LOSS AND INDEMNIFICATION

         8.1. As between DEPARTMENT and PROVIDER only, PROVIDER and its successors and assigns shall bear the full risk of loss with respect to damage to or destruction of personal property furnished by PROVIDER except as set forth in Section 8.3 of this Article.

         8.2. As between DEPARTMENT and PROVIDER only, PROVIDER and its successors and assigns shall be responsible for and bear the full risk of loss with respect to damage to or destruction of DEPARTMENT property resulting from PROVIDER's performance of this AGREEMENT excepting reasonable wear and tear or as set forth in Section 8.3 of this Article.

         8.3. The risk of loss provisions of Sections 8.1 and 8.2 shall not apply to loss, damage or injury caused by DEPARTMENT's failure to act in accordance with this AGREEMENT, or negligence or willful misconduct by DEPARTMENT, its officers, agents or employees. In such cases, liability shall be determined by law in a Pennsylvania court or administrative agency having jurisdiction over the subject matter unless the dispute is settled by agreement of the parties.

         8.4. In the event of damage to or destruction of PROVIDER's personal property through misuse or wanton act by any inmate incarcerated at the FACILITIES, DEPARTMENT shall not bear liability for loss of said personal property, except as set forth in Section 8.3 of this Article unless the damage or destruction would not have occurred but for the DEPARTMENT's failure to act in accordance with this AGREEMENT or negligence or willful misconduct by DEPARTMENT, its officers, agents or employees.

         8.5. The PROVIDER neither assumes nor accepts any liability for the acts or failure to act, of the DEPARTMENT, its officers, agents or employees, as relating to or affecting the delivery of comprehensive medical services under this AGREEMENT.

         8.6. The PROVIDER agrees to indemnify, defend and save harmless the Commonwealth of Pennsylvania, its officers, agents and employees, and DEPARTMENT, its officers, agents and employees, from any and all claims, suits, actions, judgments and losses accruing or resulting from PROVIDER'S acts or omissions to other persons or entities furnishing or supplying work, services, materials or supplies in connection with the performance of this AGREEMENT. The DEPARTMENT reserves the right to defend itself at its own expense.

         8.7. The PROVIDER agrees to indemnify, defend and save harmless the Commonwealth of Pennsylvania, its officers, agents and employees, and DEPARTMENT, its officers, agents and employees, from any and all claims, suits, actions, judgments and losses, including, but not limited to reasonable attorneys fees, arising from any act or failure to act, professionally or otherwise, by the PROVIDER, its employees, agents, affiliates, independent contractors or subcontractors with respect to the delivery of comprehensive medical services under this AGREEMENT.

         8.8. The DEPARTMENT neither assumes nor accepts any liability for any act or failure to act, professionally or otherwise, of the PROVIDER, its employees, agents, affiliates, independent contractors or subcontractors.

         8.9. The DEPARTMENT shall not provide insurance for the PROVIDER, its employees, agents, affiliates, independent contractors or subcontractors.

         8.10. The PROVIDER shall purchase and maintain for the term of this AGREEMENT, at its own expense, Comprehensive General Liability Insurance coverage, which shall name the DEPARTMENT as an additional insured, in an amount which shall be equal to or greater than the amount specified in Attachment Two. Further, the PROVIDER shall notify the DEPARTMENT in writing within ten
                  (10) days in advance of any change in its insurance coverage.

         8.11. The PROVIDER shall maintain, for the term of this AGREEMENT, workmen's compensation Insurance sufficient to cover all employees of the PROVIDER whose work is applied to satisfy PROVIDER's obligations under this AGREEMENT.

         8.12. The PROVIDER shall maintain, for the term of this AGREEMENT, malpractice insurance equal to or greater than the amount required by law. Further, the PROVIDER shall notify the DEPARTMENT in writing within ten (10) days in advance of any change in its medical malpractice insurance coverage.

         8.13. Upon request of the DEPARTMENT, the PROVIDER shall produce its current certificates of insurance for the DEPARTMENT's inspection and verification. These certificates shall contain a provision that coverage afforded under the policies will not be canceled or changed until the carrier has endeavored to provide at least thirty (30) days prior written notice to the DEPARTMENT. PROVIDER shall provide general liability coverage of $1 million per occurrence / $2 million general aggregate. PROVIDER shall also provide professional medical liability as mutually agreed to.

         8.14 The obligations of the parties under this Article 8 shall survive the expiration or termination of this AGREEMENT.

         8.15 PROVIDER neither assumes nor accepts any liability for any act or omission of DEPARTMENT, its employees, agents or affiliates.

                                    ARTICLE 9
                                  FORCE MAJEURE

         9.1. Except with respect to default, negligent, or willful conduct of its independent contractors and subcontractors, the PROVIDER shall not be in breach of this AGREEMENT if the failure to perform arises out of causes beyond the control and without the fault of the PROVIDER. Such causes may include, but are not restricted to: strikes or labor disputes, inmate disturbances, acts of God, acts of civil and military authority, acts of public enemy, fires, explosions, earthquakes, and floods. In the event that the failure to perform is caused by the default of an independent contractor or subcontractor, and if such default arises out of causes beyond the control of both the PROVIDER and the independent contractor or subcontractor, and without the fault of the PROVIDER and the independent contractor or subcontractor, the PROVIDER shall not be in breach unless the service(s) to be furnished by the independent contractor or subcontractor were obtainable from other sources in sufficient time to permit the PROVIDER to meet the requirements for delivery of the service.

         9.2. The PROVIDER shall immediately notify the DEPARTMENT in writing of its inability to perform by specifying all reasons constituting the cause or causes beyond its control and without its fault.

         9.3. In the event that the PROVIDER fails to perform its obligations after a reasonable period of time for causes set forth in this Article 9, the PROVIDER shall pay the DEPARTMENT, and the DEPARTMENT is entitled to recover by offsetting against PROVIDER's invoices if necessary, the actual costs incurred by the DEPARTMENT to the extent that such actual costs exceed the cost that would have been incurred had the PROVIDER provided the services for the entire period that such excess costs are incurred.

                                   ARTICLE 10
                       INDEPENDENT CAPACITY OF THE PARTIES

         10.1. PROVIDER understands that it and its agents and employees shall act in an independent capacity and shall not act or be deemed to act as officers, employees or agents of DEPARTMENT, nor as a partnership or joint venture between the DEPARTMENT and the PROVIDER.

                                   ARTICLE 11
                         REPRESENTATIONS AND WARRANTIES

         11.1.    Each party warrants and represents to the other that:

                  1. It has all requisite power, authority, licenses, permits, and franchises corporate or otherwise, to execute and deliver this AGREEMENT and perform its obligations hereunder; and

                  2. Its execution, delivery, and performance of this AGREEMENT has been duly authorized by, or is in accordance with, its organic instruments, and this AGREEMENT had been duly executed and delivered for it by the signatories so authorized, and when fully executed and approved by necessary Commonwealth officials, it constitutes its legal, valid, and binding obligation; and

                  3. Its execution, delivery and performance of this AGREEMENT will not result in a breach or violation of or constitute a default under any agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected.

         11.2. The PROVIDER shall certify to the DEPARTMENT that the PROVIDER, its employees, agents, affiliates, independent contractors and subcontractors comply with any and all licensing and/or certification requirements, as established by law and as they relate to the performance of the AGREEMENT by PROVIDER. Within thirty working days after receipt of the fully executed and approved document of this AGREEMENT, and thereafter as changes in personnel are effected, the PROVIDER shall provide written proof of compliance with such licensing and/or certification requirements.

                                   ARTICLE 12
                        FURTHER DOCUMENTS AND ASSURANCES

         12.1. The parties shall execute and deliver all documents and perform all further acts that may be reasonably necessary to effectuate the provisions of this AGREEMENT.

                                   ARTICLE 13
                          NOTICE AND CHANGES OF ADDRESS

         13.1. All notices to be given in writing by either party to the other shall be mailed by registered or certified mail, return receipt requested, to the following addresses or such other addresses as either party may hereinafter designate by a notice to the other.

                  DEPARTMENT:       Department of Corrections
                                    Bureau of Health Care Services
                                    PO Box 598
                                    2520 Lisburn Road
                                    Camp Hill, PA  17001-0598
                                    ATTN:  Contract Compliance Monitor

                  PROVIDER:         President
                                    Prison Health Services, Inc.

                                    105 Westpark Drive, Suite 200
                                    Brentwood, TN 37027

                  Cc:               General Counsel
                                    Prison Health Services, Inc.
                                    105 Westpark Drive, Suite 200
                                    Brentwood, TN 37027




                                   ARTICLE 14
                      ASSIGNMENT, DELEGATION AND SUCCESSION

         14.1. PROVIDER understands that its performance of duties and obligations imposed by this AGREEMENT is not assignable without the prior written consent of DEPARTMENT. DEPARTMENT's consent to such assignments will not be unreasonably withheld. However, no DEPARTMENT consent or approval is required prior to the sale or merger of PROVIDER.

         14.2. In the event that the PROVIDER should change to become another entity through sale or merger or otherwise, the DEPARTMENT shall have the following options:

                  1. Continuing under the terms and conditions of this AGREEMENT with the successor for the remaining term of this AGREEMENT; or

                  2. Continuing under the terms and conditions of this AGREEMENT with the successor for such period as is necessary to procure a different provider; or

                  3.       Immediately terminating this AGREEMENT.

         14.3. In the event that the PROVIDER should become insolvent, or make an assignment for the benefit of creditors, or have a receiver appointed, or should it be declared bankrupt under the laws of the United States or Canada, or should a petition for reorganization or rearrangement be filed under the bankruptcy laws of the United States or Canada, the DEPARTMENT shall have the following options:

                  1. Continuing with the PROVIDER or its successors or assigns or trustee in bankruptcy under the terms and conditions of this AGREEMENT for the full remaining term of this AGREEMENT; or

                  2. Continuing with the PROVIDER or its successor or assigns or trustee in bankruptcy under the terms and conditions of this AGREEMENT for such period as is necessary to procure a different provider;
                  or

                  3.       Immediately terminating this AGREEMENT.




                                   ARTICLE 15
                   COMPLIANCE WITH LAW AND STANDARD PRACTICES

         15.1. The PROVIDER shall perform its obligations hereunder in compliance with all applicable federal, state, and local laws, codes, and regulations, in accordance with sound medical practices, in compliance with all applicable environmental laws and regulations, and in compliance with all security rules of DEPARTMENT relative to the FACILITIES.

         15.2. PROVIDER shall be responsible for obtaining all governmental permits, consents, and authorizations as may be required to perform its obligations hereunder.

         15.3. The PROVIDER shall require its employees, agents, affiliates, independent contractors and subcontractors to comply with all laws, codes, regulations and rules as described in this
                  Article 15.

         15.4. No member of the General Assembly of the Commonwealth of Pennsylvania or any individual employed by the Commonwealth of Pennsylvania on a full-time basis shall be admitted to any share or part of this AGREEMENT, or to any benefit that may arise there from.

                                   ARTICLE 16
                   NONDISCRIMINATION/SEXUAL HARASSMENT CLAUSE

         16.1. During the term of the AGREEMENT, the PROVIDER agrees as follows:

                  a. In the hiring of any employees for the manufacture of supplies, performance of work, or any other activity required under the AGREEMENT or any subcontract, the PROVIDER, subcontractor or any person acting on behalf of the PROVIDER or subcontractor shall not by reason of gender, race, creed, or color discriminate against any citizen of this Commonwealth who is qualified and available to perform the work to which the employment relates.

                  b. Neither the PROVIDER nor any subcontractor nor any person on their behalf shall in any manner discriminate against or intimidate any employee involved in the manufacture of supplies, the performance of work or any other activity required under the AGREEMENT on account of gender, race, creed, or color.

                  c. The PROVIDER and any subcontractors shall establish and maintain a written sexual harassment policy and shall inform their employees of the policy. The policy must contain a notice that sexual harassment will not be tolerated and employees who practice it will be disciplined.

                  d. The PROVIDER shall not discriminate by reason of gender, race, creed, or color against any subcontractor or supplier who is qualified to perform the work to which the contract relates.

                  e. The PROVIDER and each subcontractor shall furnish all necessary employment documents and records to and permit access to its books, records, and accounts by the contracting officer and the Department of General Services' Bureau of Contract Administration and Business Development for purposes of investigation to ascertain compliance with the provisions of this Nondiscrimination/Sexual Harassment Clause. If the PROVIDER or any subcontractor does not possess documents or records reflecting the necessary information requested, it shall furnish such information on reporting forms supplied by the contracting officer or the Bureau of Contract Administration and Business Development.

                  f. The PROVIDER shall include the provisions of this Nondiscrimination/Sexual Harassment Clause in every subcontract so that such provisions will be binding upon each subcontractor.

                  g. The Commonwealth may cancel or terminate the AGREEMENT, and all money due or to become due under the AGREEMENT may be forfeited for a violation of the terms and conditions of this Nondiscrimination/Sexual Harassment Clause. In addition, the agency may proceed with debarment or suspension and may place the Contractor in the Contractor Responsibility File.

                                   ARTICLE 17
                         CONTRACTOR INTEGRITY PROVISIONS

         17.1. For purposes of this clause only, the words "confidential information," "consent," "PROVIDER," "financial interest," and "gratuity" shall have the following definitions.

                  a. Confidential Information means information that is not public knowledge, or available to the public on request, disclosure of which would give an unfair, unethical, or illegal advantage to another desiring to contract with the Commonwealth.

                  b. Consent means written permission signed by a duly authorized officer or employee of the Commonwealth, provided that where the material facts have been disclosed, in writing, by prequalification, bid, proposal, or contractual terms, the Commonwealth shall be deemed to have consented by virtue of execution of this agreement.

                  c. PROVIDER means the individual or entity that has entered into the Contract with the Commonwealth, including directors, officers, partners, managers, key employees and owners of more than a five percent interest.

                  d.       Financial Interest means:

                           a) Ownership of more than a five percent interest in any business; or

                           b) Holding a position as an officer, director, trustee, partner, employee, or the like, or holding any position of management.

                  e. Gratuity means any payment of more than nominal monetary value in the form of cash, travel, entertainment, gifts, meals, lodging, loans, subscriptions, advances, deposits of money, services, employment, or contracts of any kind.

         17.2. The PROVIDER shall maintain the highest standards of integrity in the performance of the AGREEMENT and shall take no action in violation of state or federal laws, regulations, or other requirements that govern contracting with the Commonwealth.

         17.3. The PROVIDER shall not disclose to others any confidential information gained by virtue of the AGREEMENT.

         17.4. The PROVIDER shall not, in connection with this or any other agreement with the Commonwealth, directly, or indirectly, offer, confer, or agree to confer any pecuniary benefit on anyone as consideration for the decision, opinion, recommendation, vote, other exercise of discretion, or violation of a known legal duty by any officer or employee of the Commonwealth.

         17.5. The PROVIDER shall not, in connection with this or any other agreement with the Commonwealth, directly or indirectly, offer, give, or agree or promise to give to anyone any gratuity for the benefit of or at the direction or request of any officer or employee of the Commonwealth.

         17.6. Except with the consent of the Commonwealth, neither the PROVIDER nor anyone in privity with him or her shall accept or agree to accept from, or give or agree to give to, any person, any gratuity from any person in connection with the performance of work under the AGREEMENT except as provided therein.


         17.7. Except with the consent of the Commonwealth, the PROVIDER shall not have a financial interest in any other contractor, subcontractor, or supplier providing services, labor, or material on this project.

         17.8. The PROVIDER, upon being informed that any violation of these provisions has occurred or may occur, shall immediately notify the Commonwealth in writing.

         17.9. The PROVIDER, by execution of the AGREEMENT and by the submission of any bills or invoices for payment pursuant thereto, certifies, and represents that he or she has not violated any of these provisions.

         17.10. The PROVIDER, upon the inquiry or request of the Inspector General of the Commonwealth or any of that official's agents or representatives, shall provide, or if appropriate, make promptly available for inspection or copying, any information of any type or form deemed relevant by the Inspector General to the Contractor's integrity or responsibility, as those terms are defined by the Commonwealth's statutes, regulations, or management directives. Such information may include, but shall not be limited to, the PROVIDER'S business or financial records, documents or files of any type or form which refer to or concern the AGREEMENT. Such information shall be retained by the PROVIDER for a period of three years beyond the termination of the AGREEMENT unless otherwise provided by law.

         17.11. For intentional violation of any of the above Section 17 provisions, the Commonwealth may terminate this and any other agreement with the PROVIDER, claim liquidated damages in an amount equal to the value of anything received in breach of these provisions, claim reasonable damages for all expenses incurred in obtaining another PROVIDER to complete performance hereunder, and debar and suspend the PROVIDER from doing business with the Commonwealth. These rights and remedies are cumulative, and the use or nonuse of any one shall not preclude the use of all or any other. These rights and remedies are in addition to those the Commonwealth may have under law, statute, regulation, or otherwise.

                                   ARTICLE 18
                      CONTRACTOR RESPONSIBILITY PROVISIONS

         18.1. The PROVIDER certifies, for itself and all its subcontractors, that as of the date of its execution of this Bid/AGREEMENT, that neither the PROVIDER, nor any subcontractors, nor any suppliers are under suspension or debarment by the Commonwealth or any governmental entity, instrumentality, or authority and, if the PROVIDER cannot so certify, then it agrees to submit, along with its proposal, a written explanation of why such certification cannot be made.

         18.2. The PROVIDER also certifies, that as of the date of its execution of this Bid/AGREEMENT, it has no tax liabilities or other Commonwealth obligations.

         18.3. The PROVIDER obligations pursuant to these provisions are ongoing from and after the effective date of the AGREEMENT through the termination date thereof. Accordingly, the PROVIDER shall have an obligation to inform the Commonwealth if, at any time during the term of the AGREEMENT, it becomes delinquent in the payment of taxes, or other Commonwealth obligations, or if it or any of its subcontractors are suspended or debarred by the Commonwealth, the federal government, or any other state or governmental entity. Such notification shall be made within 15 days of the date of suspension or debarment.

         18.4 The failure of the PROVIDER to notify the Commonwealth of its suspension or debarment by the Commonwealth, any other state, or the federal government shall constitute an event of default of the AGREEMENT with the Commonwealth.

         18.5. The PROVIDER agrees to reimburse the Commonwealth for the reasonable costs of investigation incurred by the Office of State Inspector General for investigations of the PROVIDER'S compliance with the terms of this or any other agreement between the PROVIDER and the Commonwealth, which result in the suspension or debarment of the PROVIDER. Such costs shall include, but shall not be limited to, salaries of investigators, including overtime; travel and lodging expenses; and expert witness and documentary fees. The PROVIDER shall not be responsible for investigative costs for investigations that do not result in the PROVIDER'S suspension or debarment.

         18.6. The PROVIDER may obtain a current list of suspended and debarred Commonwealth contractors by either searching the internet at http)://www.dgs.state.pa.us/debarment.htm or contacting the:

                              Department of General Services
                              Office of Chief Counsel
                              603 North Office Building
                              Harrisburg, PA 17125 '
                              Telephone No. (717) 783-6472
                              FAX No. (717) 787-9138

                                   ARTICLE 19
                         AMERICANS WITH DISABILITIES ACT

         19.1. Pursuant to federal regulations promulgated under the authority of The Americans With Disabilities Act,. 28 C.F.R.ss.35.101 et seq., the PROVIDER understands and agrees that it shall not cause any individual with a disability to be excluded from participation in this AGREEMENT or from activities provided for under this AGREEMENT on the basis of the disability. As a condition of accepting this AGREEMENT, the PROVIDER agrees to comply with the "General Prohibitions Against Discrimination," 28 C.F.R.ss.35.130, and all other regulations promulgated under Title II of The Americans With Disabilities Act which are applicable to all benefits, services, programs, and activities provided by the Commonwealth of Pennsylvania through contracts with outside contractors.

         19.2. The PROVIDER shall be responsible for and agrees to indemnify and hold harmless the Commonwealth of Pennsylvania from all losses, damages, expenses, claims, demands, suits, and actions brought by any party against the Commonwealth of Pennsylvania as a result of the PROVIDER'S failure to comply with the provisions of subparagraph a above.

                                   ARTICLE 20
                              HAZARDOUS SUBSTANCES

         20.1. The PROVIDER shall provide information to the Commonwealth about the identity and hazards of hazardous substances supplied or used by the PROVIDER in the performance of the AGREEMENT. The PROVIDER must comply with Act 159 of October 5, 1984, known as the "Worker and Community Right to Know Act" (the "Act") and the regulations promulgated pursuant thereto at 4 Pa. Code Section 301.1 et seq.

                  a. Labeling. The PROVIDER shall insure that each individual product (as well as the carton, container or package in which the product is shipped) of any of the following substances (as defined by the Act and the regulations) supplied by the PROVIDER is clearly labeled, tagged or marked with the information listed in Paragraph (1) through (4):

                           1)        Hazardous substances:
                                     a)     The chemical name or common name,
                                     b)     A hazard warning, and
                                     c)     The name, address, and telephone
                                            number of the manufacturer.

                           2)       Hazardous mixtures:

                                    a)       The common name, but if none
                                             exists, then the trade name,
                                    b)       The chemical or common name of
                                             special hazardous substances
                                             comprising .01 % or more of the
                                             mixture,
                                    c)       The chemical or common name of
                                             hazardous substances consisting of
                                             1.0% or more of the mixture,
                                    d)       A hazard warning, and
                                    e)       The name, address, and telephone
                                             number of the manufacturer.

                           3)       Single chemicals:

                                    a)       The chemical name or the common
                                             name,
                                    b)       A hazard warning, if appropriate,
                                             and
                                    c)       The name, address, and telephone
                                             number of the manufacture.

                           4)       Chemical Mixtures:

                                    a)       The common name, but if none
                                             exists, then the trade name,
                                    b)       A hazard warning, if appropriate,
                                    c)       The name, address, and telephone
                                             number of the manufacturer, and
                                    d)       the chemical name or common name of
                                             either the top five substances by
                                             volume or those substances
                                             consisting of 5.0% or more of the
                                             mixture.

                           A common name or trade name may be used only if the use of the name more easily or readily identifies the true nature of the hazardous substance, hazardous mixture, single chemical, or mixture involved.

                           Container labels shall provide a warning as to the specific nature of the hazard arising from the substance in the container.

                           The hazard warning shall be given in conformity with one of the nationally recognized and accepted systems of providing warnings, and hazard warnings shall be consistent with one or more of the recognized systems throughout the workplace. Examples are:

                           - NFPA 704, identification of the Fire Hazards of Materials.
                           -        National Paint and Coatings Association:
                                    Hazardous Materials Identification System.

                           - American Society for testing and materials, Safety Alert Pictorial Chart.

                           Labels must be legible and prominently affixed to and displayed on the product and the carton, container, or package so that employees can easily identify the substance or mixture present therein.

         20.2. Material Safety Data Sheet. The PROVIDER shall provide Material Safety Data Sheets (MSDS) with the information required by the Act and the regulations for each hazardous substance or hazardous mixture. The Commonwealth must be provided an appropriate MSDS with the initial shipment and with the first shipment after an MSDS is updated or product changed. For any other chemical, the contractor shall provide an appropriate MSDS, if the manufacturer, importer, or supplier produces or possesses the MSDS. The PROVIDER shall also notify the Commonwealth when a substance or mixture is subject to the provisions of the Act. Material Safety Data Sheets may be attached to the carton, container, or package mailed to the Commonwealth at the time of shipment.

                                   ARTICLE 21
                            ENVIRONMENTAL PROVISIONS

         21.1 In the performance of the AGREEMENT, the PROVIDER shall minimize pollution and shall strictly comply with all applicable environmental laws and regulations.

                                   ARTICLE 22
                                 APPLICABLE LAW

         22.1. This AGREEMENT and the construction and enforceability thereof shall be interpreted under the law of the Commonwealth of Pennsylvania.

                                   ARTICLE 23
                                  SEVERABILITY

         23.1. In the event that any clause or provision of this AGREEMENT or any part thereof shall be declared invalid, void or unenforceable by an administrative agency of the United States or the Commonwealth of Pennsylvania or any court having jurisdiction, such invalidity shall not affect the validity or enforceability of the remaining portions of this AGREEMENT unless the result would be manifestly inequitable or unconscionable.

                                   ARTICLE 24
                                    NO WAIVER

         24.1. Both parties reserve any and all rights not expressly and directly waived in this AGREEMENT.

         24.2. The failure of either party to insist upon the strict performance of the terms and conditions hereof shall not constitute or be construed as a waiver or relinquishment of either party's right to thereafter enforce the same in accordance with this AGREEMENT in the event of a continuing or subsequent default on the part of PROVIDER or DEPARTMENT.

         24.3. Neither this AGREEMENT, nor any provision herein, is or shall be deemed a waiver of any sovereign immunity of DEPARTMENT or the Commonwealth of Pennsylvania.

                                   ARTICLE 25
                               THIRD PARTY RIGHTS

         25.1. The only parties to this AGREEMENT are the DEPARTMENT and PROVIDER. The parties understand that this AGREEMENT does not create or intend to confer any rights in or on persons or entities not a party to this AGREEMENT.

                                   ARTICLE 26
                               TITLES AND CAPTIONS

         26.1. The table of contents and all article titles or captions to this AGREEMENT are for convenience only and shall not be deemed part of this AGREEMENT and in no way define, limit, augment, extend or describe the scope, content or intent of any part or parts of this AGREEMENT.

                                   ARTICLE 27
                APPENDICES, ATTACHMENTS, EXHIBITS, AND SCHEDULES

         27.1. All appendices, attachments, exhibits and schedules annexed to this AGREEMENT or referred to herein are expressly made a part of this AGREEMENT as fully as though completely set forth in it. All references to this AGREEMENT, either in this document itself or in any of such writings, shall be deemed to refer to and include this AGREEMENT and all such appendices, attachments, exhibits, and schedules.


                                   ARTICLE 28
                     ORDER OF PRECEDENCE AND INTERPRETATION

         28.1. In the event of conflict or discrepancy arising within the terms and condition of this AGREEMENT, or in the interpretation thereof, the order or precedence for resolution shall be:

                  1.       The AGREEMENT.

                  2.       Supplemental Provisions (Attachment Four)

                  3.       Cost Proposal (Attachment Three).

                  4.       The DEPARTMENT's R.F.P. (Attachment One).

                  5.       The PROVIDER's Proposal (Attachment Two).

         28.2. Because this AGREEMENT is based on fairness, any ambiguity shall be based on actual facts.

                                   ARTICLE 29
                                AUDIT PROVISIONS

         29.1. The Commonwealth shall have the right, at reasonable times and at a site designated by the Commonwealth, to audit the books, documents and records of the PROVIDER to the extent that the books, documents and records relate to costs or pricing data for the AGREEMENT. The PROVIDER is required to maintain records which will support the prices charged and costs incurred for the AGREEMENT.

         29.2. The PROVIDER shall preserve books, documents, and records that relate to costs or pricing data of the AGREEMENT for a period of three (3) years from date of final payment. The PROVIDER shall give full and free access to all records to the Commonwealth and/or their authorized representatives.

                                   ARTICLE 30
                       COMPLETE AGREEMENT AND MODIFICATION

         30.1. This AGREEMENT, together with all attachments which are appended hereto and incorporated by reference herein, shall, upon execution, approval, and delivery, constitute the final, complete and exclusive AGREEMENT between the parties containing all the terms and conditions agreed to by the parties. All representations, understandings, promises and agreements pertaining to the subject matter of this AGREEMENT made prior to or at the time this AGREEMENT is executed are superseded by this AGREEMENT. There are no conditions precedent to the performance of this AGREEMENT except as expressly set forth herein.

         30.2. This AGREEMENT may not be amended or modified except by a written agreement signed by the parties hereto.

         30.3. Alterations, variations or amendments to this AGREEMENT shall not be valid unless made in writing and signed by the Parties hereto. Future oral understandings shall not be binding unless subsequently reduced to writing and signed by both parties.

         30.4 The Parties recognize that medical science continues to advance and that the commonly accepted standard of medical care is likely to evolve during the term of this AGREEMENT. Any medical advance which: (1) becomes the commonly accepted standard of medical care; and (2) was not known or could not reasonably have been anticipated at the time the PROVIDER submitted its proposal or which was not otherwise noted prior to the awarding of this AGREEMENT; and (3) which results in a material per patient cost increase, may be submitted by the PROVIDER and shall be reviewed by the DEPARTMENT in good faith for consideration of additional compensation. (All three elements of the preceding standard must be satisfied for a medical advance to support a request for additional compensation. A material per patient cost increase is defined, for this purpose, as a cost increase of three percent per year.) If the PROVIDER believes that a medical advance satisfies all three elements of the preceding standard, the PROVIDER may request in writing that the DEPARTMENT increase its compensation in an amount equal to the actual, direct increased cost incurred by the PROVIDER in meeting the new commonly accepted standard of medical care as compared to the cost incurred by the PROVIDER in meeting the previously existing commonly accepted standard of medical care. The PROVIDER shall submit detailed documentation to support its claim in its request. All other cost increases are the responsibility of the PROVIDER.

                                   ARTICLE 31
                                SERB COMMITMENTS

         31.1 The PROVIDER has made a SERB commitment of $1,440,000 annually. If this subcontracting commitment listed in the contract is terminated, the PROVIDER must continue in good faith to meet this commitment with other appropriately qualified SERB providers by entering into contractual agreement with other SERB(s) who have demonstrated ability to perform on this AGREEMENT. The Department must submit all changes to the Bureau of Contract Administration and Business Development for approval.


         31.2 The PROVIDER must provide the DEPARTMENT with a report of SERB activity on a quarterly basis. This report shall reflect the names of and total dollar amounts paid to all SERBs used.

         IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto subscribe their names to this instrument.


PRISON HEALTH SERVICES, INC.                   COMMONWEALTH OF PA.
                                               DEPARTMENT OF CORRECTIONS


/s/ Richard D. Wright                          /s/ Jeffrey A. Beard, Ph.D.
------------------------------------           ---------------------------------
By:                                            By:
         President/Vice President              Secretary/Designee


/s/ Jean L. Byassee
-----------------------------------
By:
         Secretary/Treasurer

                                               /s/ Debra Chernicoff
                                               ---------------------------------
                                                       Comptroller




                                               N/A
                                               ---------------------------------
                                                       Office of the Budget


                         Approved for Form and Legality:


/s/ Randall N. Sear                            /s/ David J. DeVries
-----------------------------------            ---------------------------------
         Office of Chief Counsel                       Office of General Counsel


                                               /s/ Amy Elliott
                                               --------------------------------
                                                 Office of Attorney General



                                        I hereby certify funds in the amount of
                                        (see attached breakdown of coding).

                                 ATTACHMENT FOUR

                             SUPPLEMENTAL PROVISIONS


         1. Exclusion of pharmacy and mental health services. This Agreement for general health care and specialized medical services does not include the provision of pharmacy and mental health services.

         2. New Staffing Classifications. Should it become necessary to add new staffing classifications to the Agreement, the new classifications can be added on the appropriate quarterly adjustment if approved in writing by both parties. The hourly cost per position for these services will be negotiated by the parties and added to the contract.

         3. Clarification of Non-Hourly Penalties. In the event of default pursuant to the terms of Section 6.1 of the Agreement, the DEPARTMENT, if it does not elect to terminate the Agreement pursuant to the terms thereof, may require PROVIDER to compensate the Department by payment or credit if the Department, at its discretion, determines to impose a non-hourly penalty as provided in Section II-39 (B) 2 of Attachment One (Request for Proposal). Prior to the assessment of any such non-hourly penalties, DEPARTMENT will submit a notice of pending penalty assessment to PROVIDER that sets forth in reasonable detail the contracting issue, the nature of the default, the amount of penalty and a cure period for the contractor to avoid the penalty. The cure period will be 30 days or, if the event of default cannot be cured within 30 days, a cure period sufficient to complete such curative action. DEPARTMENT may issue penalties without providing a cure period or a cure period of less than 30 days if the PROVIDER's actions: (a) are part of a pattern of PROVIDER non compliance with a material obligation, (b) demonstrate PROVIDER's failure to make reasonable effort to cure after prior notice, or (c) significantly threaten the health, safety or welfare of those within the facility.

         4. Hourly Penalty Grace Period. No hourly penalties will be assessed to the PROVIDER for the period of September 1, 2003 to October 25, 2003 provided that the PROVIDER provides at least ninety percent (90%) of the entire staffing hours for the total of all classifications for the month that is being reconciled.

         5. Bonding. The PROVIDER shall provide a $5 million performance guarantee from American Services Group, Inc. PROVIDER is not required to obtain and maintain a performance or payment bond.

         6. Payment. PROVIDER shall submit semi-monthly invoices (which shall include all costs of services including 1/24th of the outside medical services cap, except for malpractice insurance costs discussed in Section 8, below) to DEPARTMENT thirty (30) days in advance of payment. The DEPARTMENT shall provide payment to the PROVIDER electronically on the fifteen and thirtieth days (twenty-eighth day for February) of the month. The final semi-monthly payment of the contract shall be withheld by DEPARTMENT until all invoice reconciliations are completed unless expenditure trends show that the last outside medical services cap payment will exceed $200,000. The PROVIDER invoices shall be developed on the basis of the latest inmate population approved by all parties on an invoice reconciliation. The PROVIDER shall use the same monthly population number for both semi-monthly invoices submitted to be paid in the same month. Until the first reconciliation is completed, the PROVIDER shall use the population number provide by the DEPARTMENT, which will be based on the July 2003 inmate population numbers.

         7. Invoice Reconciliation. A monthly reconciliation of inmate population totals and PROVIDER staffing hours will be completed after the completion of the month. Should the PROVIDER owe the DEPARTMENT monies after the reconciliation, this amount will be deducted from the next semi-monthly payment to the PROVIDER. Should the PROVIDER be owed monies after the reconciliation, the DEPARTMENT has the option to include this payment on the next semi-monthly payment or process a separate payment due with the next semi-monthly payment.

         8. Malpractice Insurance Payment. The PROVIDER shall submit an invoice in the beginning of the contract year and as incurred for actual malpractice insurance costs. The PROVIDER agrees to discuss the type of policy with the DEPARTMENT in advance and provide a policy only after checking the insurance market for insurance rates. The DEPARTMENT agrees to provide payment of the annual premium cost of such policy for the initial year of this AGREEMENT that the next payment is due from the DEPARTMENT on the semi-monthly invoice provided to the DEPARTMENT pursuant to Paragraph 6 of the Attachment Four. For insurance coverage that renews during subsequent years of this Agreement, or catastrophic fund charges that are additionally incurred, such insurance invoice shall be billed and paid on the next semi-monthly invoice date closest to the placement or change date.

         9. Optional Services. DEPARTMENT shall have the right, in its sole discretion, to negotiate with PROVIDER concerning the optional services, and costs thereof, contained in PROVIDER'S proposal and to require PROVIDER to provide such services under mutually agreeable terms. This includes mental health and pharmacy services.

         10. Outside Medical Services Cap. The PARTIES will work to develop information requirements for monthly reporting to the DEPARTMENT by the PROVIDER to be used for quarterly outside medical services cap settlements.

         11. Cost Savings. The PROVIDER shall work toward a common goal of cost savings with DEPARTMENT and its other health care providers.

         12. Performance-Based Standards. The PROVIDER shall work cooperatively with DEPARTMENT and its other health care providers in developing performance-based standards through the collection of data, tracking of information and the improvement of outcomes.

         13. Committee Participation. The PROVIDER shall participate in committee meetings with DEPARTMENT and its other health care providers. Written minutes from these meetings as agreed to by the PROVIDER and obligations of PROVIDER therein shall be binding on the PROVIDER.

         14. Special Needs. The PROVIDER shall work cooperatively with the DEPARTMENT and its other health care providers to address the special needs and programs of the inmate population.

        15. Hourly Penalties for Staff. Penalties for staffing may be assessed as follows:
                  -Staffing 100-95% of staffing plan - no penalties
                  -Staffing less than 95% to 90% of staffing plan - 100% -Clinical staffing at less than 90% of staffing plan - 150%

         16. Vendor Indemnification. The parties providing healthcare services to PA DOC hereby agree to indemnify each other as follows: MHM Correctional Services, Inc. (MHM) agrees to indemnify, defend and hold harmless Prison Health Services, Inc. (PHS) and Diamond Pharmacy Services (Diamond) from and against any claims (including attorney fees and costs) against Diamond and/or PHS, their employees, agents, officers and subcontractors arising out of acts or omissions of MHM; and

                  Diamond agrees to indemnify, defend and hold harmless PHS and MHM from and against any claims (including attorney fees and costs) against MHM and/or PHS, their employees, agents, officers and subcontractors arising out of acts or omissions of Diamond; and

                  PHS agrees to indemnify, defend and hold harmless Diamond and MHM from and against any claims (including attorney fees and costs) against MHM and/or Diamond, their employees, agents, officers and subcontractors arising out of acts or omissions of PHS.

         17. RFP Changes. The DEPARTMENT accepts all of the changes to the RFP proposed by the PROVIDER on pages 10.1 to 10.5 of its technical proposal except where language of this Attachment Four and the contract provide alternate or clarifying language to those changes.